Entravision Communications

Exhibit 99.1

ENTRAVISION REPORTS THIRD QUARTER 2026 RESULTS

BURBANK, CALIFORNIA, November 5, 2026 – Entravision Communications Corporation (NYSE: EVC), a media and advertising technology company, today announced financial results for its third quarter ended September 30, 2026.

Consolidated revenue increased 88% to $226.3 million for third quarter 2026 compared to $120.6 million for third quarter 2025, and increased 108% to $651.2 million for nine-month period ended September 30, 2026 compared to $313.2 million for same period in 2025.

ATS segment net revenue increased 133% to $177.2 million for third quarter 2026 compared to $76.1 million for third quarter 2025, and increased 182% to $514.6 million for nine-month period ended September 30, 2026 compared to $182.3 million for same period in 2025, primarily due to increases in monthly active advertisers and revenue per monthly active advertiser, which were driven by investments we made in the AI capabilities of our platform and increased sales capacity.

Media segment net revenue increased 10% to $49.1 million for third quarter 2026 compared to $44.5 million for third quarter 2025, primarily due to a an increase in broadcast advertising revenue, primarily political advertising revenue, and an increase in retransmission fees, partially offset by a decrease in revenue from spectrum usage rights. Media segment net revenue increased 4% to $136.6 million for nine-month period ended September 30, 2026 compared to $130.9 million for same period in 2025 primarily due to an increase in broadcast advertising revenue, primarily political advertising revenue, an increase in digital advertising revenue and an increase in retransmission consent revenue, partially offset by a decrease in spectrum usage rights revenue.

Segment operating profit increased 465% to $35.2 million for third quarter 2026 compared to $6.2 million for third quarter 2025, and increased 545% to $101.1 million for nine-month period ended September 30, 2026 compared to $15.7 million for same period in 2025.

ATS segment operating profit increased 261% to $35.2 million for third quarter 2026, compared to $9.8 million for third quarter 2025. ATS segment operating profit increased 411% to $109.5 million for nine-month period ended September 30, 2026, compared to $21.4 million for nine-month period ended September 30, 2025.

Media segment operating profit was $0.1 million for third quarter 2026, compared to operating loss of $3.5 million for third quarter 2025. Media segment operating loss was $8.4 million for nine-month period ended September 30, 2026, compared to operating loss of $5.8 million for nine-month period ended September 30, 2025.

Corporate expenses increased 7% for third quarter 2026 compared to third quarter 2025, primarily due an increase in stock-based compensation. Corporate expenses remained constant for nine-month period ended September 30, 2026 compared to same period in 2025.

The company made a $5.0 million scheduled debt payment and paid a dividend of $4.6 million in third quarter 2026.

The company had $89.7 million in cash and cash equivalents and marketable securities and $152.3 million of long-term debt and current maturities of long-term debt as of September 30, 2026.

Entravision’s board of directors approved a quarterly cash dividend to shareholders of $0.05 per share on the company's Class A and Class U common stock. The dividend is payable on December 31, 2026 to shareholders of record as of the close of business on December 17, 2026.

Entravision Communications

Notice of Conference Call

Entravision will host a webinar to discuss its third quarter 2026 results on Thursday, November 5, 2026 at 5:00 p.m. Eastern Time. The webinar may be accessed on company’s Investor Relations website at investor.entravision.com or via webinar registration. The webinar will also be archived on the company’s Investor Relations website under the Events section.

About Entravision

Entravision is a media and advertising technology company. In the U.S., we provide video, audio and digital marketing services to local and national advertisers through a portfolio of television and radio stations and digital advertising services that target Latino audiences. Our advertising technology business provides programmatic advertising technology and services to advertisers and app developers on a global basis. Entravision is the largest affiliate group of the Univision and UniMás television networks. The term "Entravision" as used in this press release refers to Entravision Communications Corporation. Shares of Entravision Class A Common Stock trade on the NYSE under the ticker: EVC. Learn more about us at entravision.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

For more information, please contact:

Mark Boelke	Roy Nir
Chief Financial Officer and Chief Operating Officer	VP, Financial Reporting and Investor Relations
Entravision	Entravision
310-447-3870	310-447-3870
ir@entravision.com	ir@entravision.com

Source: Entravision

# # #

(Financial Tables Follow)

Entravision Communications

Entravision Communications Corporation

Segment Results (Unaudited)

(In thousands)

	Three-Month Period			Nine-Month Period
	Ended September 30,		%	Ended September 30,		%
	2026	2025	Change	2026	2025	Change
Net revenue
Media	$49,081	$44,505	10%	$136,582	$130,895	4%
ATS	177,229	76,125	133%	514,600	182,321	182%
Consolidated	226,310	120,630	88%	651,182	313,216	108%

Cost of revenue
Media	5,087	5,015	1%	16,516	12,932	28%
ATS	107,460	45,971	134%	315,919	109,536	188%
Consolidated	112,547	50,986	121%	332,435	122,468	171%

Direct operating expenses
Media	29,788	28,596	4%	86,677	81,941	6%
ATS	24,907	12,651	97%	63,438	32,520	95%
Consolidated	54,695	41,247	33%	150,115	114,461	31%

Selling, general and administrative expenses
Media	11,449	11,598	(1)%	33,463	33,409	0%
ATS	9,535	7,430	28%	24,673	17,578	40%
Consolidated	20,984	19,028	10%	58,136	50,987	14%

Depreciation and amortization
Media	2,687	2,808	(4)%	8,354	8,385	(0)%
ATS	172	322	(47)%	1,080	1,249	(14)%
Consolidated	2,859	3,130	(9)%	9,434	9,634	(2)%

Segment operating profit (loss)
Media	70	(3,512)	*	(8,428)	(5,772)	46%
ATS	35,155	9,751	261%	109,490	21,438	411%
Consolidated	35,225	6,239	465%	101,062	15,666	545%

Corporate expenses	6,770	6,340	7%	20,540	20,503	0%
Impairment charge	-	5,705	(100)%	-	29,378	(100)%
Loss on lease abandonment	-	-	-	-	25,191	(100)%
Restructuring costs	382	3,188	(88)%	1,365	3,188	(57)%
Foreign currency (gain) loss	(216)	92	*	328	110	198%
Other operating (gain) loss	-	-	*	(116)	-	*
Operating income (loss)	28,289	(9,086)	*	78,945	(62,704)	*

Interest expense	$(3,055)	$(3,803)	(20)%	$(9,516)	$(11,503)	(17)%
Interest income	662	574	15%	1,626	1,798	(10)%
Dividend income	7	1	600%	36	2	1,700%
Realized gain (loss) on marketable securities	4	2	100%	15	6	150%
Gain (loss) on debt extinguishment	-	(176)	(100)%	-	(214)	(100)%
Income (loss) before income taxes	25,907	(12,488)	*	71,106	(72,615)	*

Capital expenditures
Media	$2,306	$1,154		$7,977	$5,484
Advertising Technology & Services	322	33		1,718	87
Consolidated	$2,628	$1,187		$9,695	$5,571

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except share and per share data)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025
Net revenue	$226,310	$120,630	$651,182	$313,216

Expenses:
Cost of revenue	112,547	50,986	332,435	122,468
Direct operating expenses	54,695	41,247	150,115	114,461
Selling, general and administrative expenses	20,984	19,028	58,136	50,987
Corporate expenses	6,770	6,340	20,540	20,503
Depreciation and amortization	2,859	3,130	9,434	9,634
Impairment charge	—	5,705	—	29,378
Loss on lease abandonment	—	—	—	25,191
Restructuring costs	382	3,188	1,365	3,188
Foreign currency (gain) loss	(216)	92	328	110
Other operating (gain) loss	—	—	(116)	—
Total expenses	198,021	129,716	572,237	375,920
Operating income (loss)	28,289	(9,086)	78,945	(62,704)
Interest expense	(3,055)	(3,803)	(9,516)	(11,503)
Interest income	662	574	1,626	1,798
Dividend income	7	1	36	2
Realized gain (loss) on marketable securities	4	2	15	6
Gain (loss) on debt extinguishment	—	(176)	—	(214)
Income (loss) before income taxes	25,907	(12,488)	71,106	(72,615)
Income tax benefit (expense)	(6,880)	2,829	(20,033)	11,681
Net income (loss) from continuing operations	19,027	(9,659)	51,073	(60,934)
Net income (loss) from discontinued operations, net of tax	—	-	—	(28)
Net income (loss) attributable to common stockholders	$19,027	$(9,659)	$51,073	$(60,962)

Basic and diluted earnings per share:
Net income (loss) per share from continuing operations, basic	$0.21	$(0.11)	$0.55	$(0.67)
Net income (loss) per share from continuing operations, diluted	$0.18	$(0.11)	$0.50	$(0.67)

Net income (loss) per share from discontinued operations, basic and diluted	$-	$-	$-	$(0.00)

Net income (loss) per share attributable to common stockholders, basic	$0.21	$(0.11)	$0.55	$(0.67)
Net income (loss) per share attributable to common stockholders, diluted	$0.18	$(0.11)	$0.50	$(0.67)

Cash dividends declared per common share, basic and diluted	$0.05	$0.05	$0.15	$0.15

Weighted average common shares outstanding, basic	92,282,565	90,976,288	92,128,293	90,976,288
Weighted average common shares outstanding, diluted	104,453,045	90,976,288	101,244,698	90,976,288

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets
Cash and cash equivalents	$87,349	$59,439
Marketable securities	2,355	3,762
Restricted cash	802	797
Trade receivables, net of allowance for doubtful accounts	152,351	94,912
Prepaid expenses and other current assets	28,698	18,974
Assets held for sale	635	5,597
Total current assets	272,190	183,481
Property and equipment, net	46,252	44,797
Intangible assets subject to amortization, net	1,469	2,593
Intangible assets not subject to amortization	123,275	123,275
Goodwill	7,352	7,352
Deferred income taxes	3,095	3,823
Operating leases right of use asset	19,454	18,807
Other assets	4,213	3,383
Total assets	$477,300	$387,511
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$20,000	$20,000
Accounts payable and accrued expenses	147,707	91,736
Operating lease liabilities	11,579	9,737
Total current liabilities	179,286	121,473
Long-term debt, less current maturities, net of unamortized debt issuance costs	132,344	147,119
Long-term operating lease liabilities	36,462	36,775
Other long-term liabilities	14,312	12,197
Deferred income taxes	13,144	14,505
Total liabilities	375,548	332,069
Stockholders' equity
Class A common stock	8	8
Class U common stock	1	1
Additional paid-in capital	799,357	804,075
Accumulated deficit	(696,814)	(747,887)
Accumulated other comprehensive income (loss)	(800)	(755)
Total stockholders' equity	101,752	55,442
Total liabilities and equity	$477,300	$387,511

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net income (loss) attributable to common stockholders	$19,027	$(9,659)	$51,073	$(60,962)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,859	3,130	9,434	9,634
Impairment charge	—	5,705	—	29,378
Loss on lease abandonment	—	—	—	25,191
Deferred income taxes	(517)	(5,421)	(906)	(12,300)
Non-cash interest	430	415	1,249	995
Amortization of syndication contracts	100	107	298	328
Payments on syndication contracts	(48)	(70)	(186)	(290)
Non-cash stock-based compensation	4,799	2,804	12,374	8,102
(Gain) loss on marketable securities	(4)	(2)	(15)	(6)
(Gain) loss on disposal of property and equipment	—	7	(26)	13
(Gain) loss on debt extinguishment	—	176	—	214
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(16,948)	(10,572)	(54,361)	(20,553)
(Increase) decrease in prepaid expenses and other current assets, operating leases right of use asset and other assets	(3,051)	3,706	(4,207)	2,358
Increase (decrease) in accounts payable, accrued expenses and other liabilities	9,490	17,951	46,964	18,759
Net cash provided by (used in) operating activities	16,137	8,277	61,691	861
Cash flows from investing activities:
Proceeds from sale of assets	3,000	—	4,892	—
Purchases of property and equipment	(2,868)	(1,216)	(9,826)	(6,020)
Purchases of marketable securities	—	(574)	-	(1,539)
Proceeds from sale of marketable securities	207	672	1,374	1,619
Net cash provided by (used in) investing activities	339	(1,118)	(3,560)	(5,940)
Cash flows from financing activities:
Tax payments related to shares withheld for share-based compensation plans	(282)	—	(1,307)	—
Payments on debt	(5,000)	(5,000)	(15,000)	(15,000)
Dividends paid	(4,614)	(4,549)	(13,827)	(13,647)
Principal payments under finance lease obligation	(23)	(34)	(82)	(99)
Payments for debt issuance costs	—	(325)	—	(325)
Net cash provided by (used in) financing activities	(9,919)	(9,908)	(30,216)	(29,071)
Net increase (decrease) in cash, cash equivalents and restricted cash	6,557	(2,749)	27,915	(34,150)
Cash, cash equivalents and restricted cash:
Beginning	68,970	65,299	60,236	96,700
Ending	$75,527	$62,550	$88,151	$62,550